                            ARTICLES OF ORGANIZATION

                                       OF

                              GREEN POWER G.P., LLC

     The  undersigned,  being a natural  person of age  eighteen  years or more, acting as the Sole  Organizer  of a limited  liability  company  under the Texas
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), adopts, pursuant to I.02A(4) of the Texas Limited Liability Company Act,
the following  Articles of Organization for such limited  liability company (the
"Company").

                                   ARTICLE ONE

     The name of the limited liability company is Green Power G.P., LLC.

                                   ARTICLE TWO

     The period of  duration  of the  Company  shall be  perpetual  or until the termination of the Company in accordance with regulations of the Company.

                                  ARTICLE THREE

     The purpose for which the Company is  organized is the  transaction  of any and all lawful business for which limited  liability  companies may be organized under the Texas Limited Liability Company Act.

                                  ARTICLE FOUR

     The  registered  agent  of the  limited  liability  company  shall  be:  CT
Corporation  System and the address of its registered  office in the State shall be: c/o CT Corporation  System, 1021 Main Street,  Suite 1150,  Houston,  Texas,
77002.

                                  ARTICLE FIVE

     The  limited  liability  company  will  not have  manager(s).  The name and address of the initial member is as follows:

      Name                                        Address
      -----                                       --------

      Green Power Holdings, LLC          139 E. Fourth Street
                                         Cincinnati, OH  45202

                                   ARTICLE SIX

     The name and address of the organizer is as follows:

      Name                                        Address
      -----                                       --------

      CT Corporation System              1021 Main Street, Suite 1150
      T. DeHoyos                         Houston, Texas 77002.

     IN WITNESS  WHEREOF I have  hereunto set my hand this 12th day of December,
2000.

                                                     /s/ T. DeHoyos
                                                     --------------
                                                     T. DeHoyos
                                                     Sole Organizer